UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Meritage Homes Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:  Wednesday, May 11, 2005
Time:  9:00 a.m. Arizona Time

Fairmont Scottsdale Princess
7575 East Princess Drive
Scottsdale, Arizona  85255

To Our Stockholders:

You are invited to attend the Meritage Homes Corporation 2005 Annual Meeting of Stockholders.  The purposes of the meeting are to:

1.             Elect five Class II Directors, each to hold office until our 2007 annual meeting, and one Class I Director, to hold office until our 2006 Annual Meeting,

2.             Ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2005 fiscal year, and

3.             Transact any other business that may properly come before the meeting.

These items are more fully described in the following pages.

Only stockholders of record at the close of business on March 31, 2005 are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.  A copy of our 2004 Annual Report to Stockholders, which includes audited financial statements, is enclosed.

By Order of the Board of Directors

LARRY W. SEAY, SECRETARY

Scottsdale, Arizona
April 11, 2005

YOUR VOTE IS IMPORTANT.  WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SUBMIT YOUR PROXY BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ENVELOPE PROVIDED.  YOU MAY ALSO VOTE BY USING THE INTERNET OR TELEPHONE AS DESCRIBED ON THE PROXY CARD.

MERITAGE HOMES CORPORATION
8501 E. PRINCESS DRIVE
SUITE 290
SCOTTSDALE, ARIZONA 85255

PROXY STATEMENT

This Proxy Statement is furnished to you in connection with the solicitation of proxies by the Board of Directors of Meritage Homes Corporation to be used in voting at our Annual Meeting of Stockholders on May 11, 2005.  The meeting will be held at 9:00 a.m. at Scottsdale Fairmont Princess, 7575 East Princess Drive, Scottsdale, Arizona 85255.  The proxy materials relating to the annual meeting, together with our annual report (which includes audited consolidated financial statements for our fiscal year ended December 31, 2004), were mailed on or about April 11, 2005 to stockholders of record at the close of business on March 31, 2005 (the “record date”).

You are entitled to revoke your proxy at any time before it is exercised by attending the annual meeting and voting in person, duly executing and delivering a proxy bearing a later date, or sending written notice of revocation to our Corporate Secretary at the above address.  Whether or not you plan to be present at the annual meeting, we encourage you to sign and return the enclosed proxy card or to use telephone or Internet voting.  Refer to your proxy card for instructions about voting by telephone, Internet and mail.

The Meritage Board of Directors is soliciting proxies.  We will bear the entire cost of proxy solicitation, including charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding common stock.  We may solicit proxies through the mail, by personal interview or telephone.

The following information should be reviewed along with the audited consolidated financial statements, notes to consolidated financial statements, report of independent registered public accounting firm and other information included in our 2004 Annual Report that was mailed to you along with this Proxy Statement.

VOTING SECURITIES OUTSTANDING

On the record date, there were 27,010,028 shares of Meritage common stock outstanding.  The common stock is our only outstanding class of voting securities.  Each share is entitled to one vote on each proposal to be voted on at the annual meeting.  Only holders of record of common stock at the close of business on the record date will be permitted to vote at the meeting, either in person or by valid proxy.  Shares represented by a proxy will be voted in the manner directed by a stockholder.  If no direction is made, proxies will be voted (i) for the nominees for election of directors set forth in Proposal No. 1 – Election of Directors, (ii) for the re-appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2005 fiscal year, and (iii) at the discretion of the proxy holders, on all other matters properly brought before the meeting.

VOTE NECESSARY FOR ACTION

Directors will be elected by a plurality of the votes cast at the Annual Meeting.  This means that the nominees that receive the largest number of FOR votes cast will be elected as Directors.  Most other actions require an affirmative vote of the majority of shares present at the meeting.  If you mark “withhold authority” on your proxy with respect to the election of a nominee, your vote will not count either “for” or “against” the nominee.  Brokers who hold shares in street name for customers who are beneficial owners of such shares are prohibited from giving a proxy to vote such customers’ shares on “non-routine” matters in the absence of specific instructions from such customers.  This is commonly referred to as a “broker non-vote.”  Abstentions and broker non-votes have the effect of a “no” vote on matters other than director elections.

ELECTION OF DIRECTORS
(Proposal No. 1)

Our Board of Directors currently has nine members.  The directors are divided into two classes serving staggered two-year terms.  This year our Class II Directors are up for election.  The Board, upon recommendation of the Nominating/Governance Committee, has nominated John R. Landon, Robert G. Sarver, Peter L. Ax, C. Timothy White and Gerald W. Haddock, who are presently serving as Class II Directors, for re-election.

In addition, Richard T. Burke, Sr., a Class I Director who was appointed in September 2004, will stand for election to serve until the 2006 annual meeting.

A third-party search firm was used in identifying and recommending Mr. Burke and Mr. Haddock as candidates for our Board of Directors.  The search firm presented to our Board lists of qualified individuals who indicated an interest in serving as a director.  Board members interviewed the candidates, and Mr. Burke and Mr. Haddock were appointed in September 2004 and January 2005, respectively.

All nominees have consented to serve as directors.  The Board of Directors has no reason to believe that any of the nominees will be unable to act as a director.  However, should a nominee become unable to serve or if a vacancy should occur before election, the Board may either reduce its size or designate a substitute nominee.  If a substitute nominee is named, the Board will vote the proxies held by it for the election of the substitute nominee.  In the vote on the election of the director nominees, stockholders may:

•      vote FOR all nominees;

•      vote to WITHHOLD votes for all nominees; or

•      WITHHOLD votes as to specific nominees.

Unless you tell us by your proxy to vote differently, we will vote your properly completed proxy FOR the Board’s nominees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE
ELECTION OF THE ABOVE-NAMED NOMINEES FOR ELECTION AS DIRECTORS.

DIRECTOR INFORMATION

Steven J. Hilton, 43, is co-chairman and co-chief executive officer of Meritage Homes Corporation.  Mr. Hilton founded Arizona-based Monterey Homes in 1985.  Under Mr. Hilton’s leadership, Monterey became publicly traded and combined with Legacy Homes in 1997, which thereafter became Meritage.  Mr. Hilton received his Bachelor of Science degree in accounting from the University of Arizona and is a director of Western Alliance Bancorporation, a $2.2 billion community bank.

John R. Landon, 47, is co-chairman and co-chief executive officer of Meritage Homes Corporation.  Mr. Landon founded Texas-based Legacy Homes in 1987, which became a part of Meritage in 1997.  Prior to founding Legacy Homes, Mr. Landon’s experience included land acquisition and development operations for a large homebuilder, sales and land development for the Trammel Crow Residential Group and public accounting with Ernst & Whinney.  Mr. Landon received his undergraduate degree in accounting from Louisiana State University.

Robert G. Sarver, 43, has been a director since December 1996, and is the chairman and chief executive officer of Western Alliance Bancorporation, a director of Skywest Airlines, and the managing partner of the Phoenix Suns basketball team.  He was the chairman and chief executive officer of California Bank & Trust from 1998 to 2001.  From 1995 to 1998, he served as chairman of Grossmont Bank.  In 1990, Mr. Sarver co-founded and currently serves as the executive director of Southwest Value Partners and Affiliates, a real estate investment company.  Mr. Sarver founded the National Bank of Arizona and was its President until its acquisition by Zions Bancorporation in 1994.  Mr. Sarver has been a certified public accountant.

Raymond Oppel, 48, has been a director since December 1997.  He was the co-founder, chairman and chief executive officer of the Oppel Jenkins Group, a regional homebuilder in Texas and New Mexico, which was sold to the public homebuilder KB Home.  Mr. Oppel is a licensed real estate broker and currently is active as a private investor in real estate development and land banking.  Mr. Oppel has over 15 years of experience in the homebuilding business.

Peter L. Ax, 46, has been a director since September 2000 and is the managing partner of Phoenix Capital Management, an investment banking and merchant banking firm.  Mr. Ax is the former chairman and chief executive officer of SpinCycle, Inc., a publicly held consolidator and developer of coin-operated Laundromats.  Previously, Mr. Ax served as head of the Private Equity Division and senior vice president of Lehman Brothers in New York.  Mr. Ax is also on the board of directors of CashX, Inc. and Medit Marketing, Inc.  Mr. Ax also serves on the Advisory Board of Directors of Cascadia Capital, a Seattle based investment banking and merchant banking firm.  Mr. Ax holds an M.B.A. from the Wharton School at the University of Pennsylvania, a law degree from the University of Arizona, and has been a certified public accountant.  He has also been an accounting instructor at the Wharton School.

William G. Campbell, 46, has been a director since May 2002.  Mr. Campbell is a co-founder and managing director of Knightsbridge Realty Capital, Inc., an advisory firm that plans and implements capitalization strategies for commercial real estate.  Prior to forming Knightsbridge, Mr. Campbell was division manager of FINOVA Realty Capital, the commercial real estate financing division of the FINOVA Group.  From 1995 until its acquisition by FINOVA in 1997, Mr. Campbell was chief operating officer of Belgravia Capital Corporation, a nationwide commercial mortgage-banking firm.  Mr. Campbell holds an M.B.A. from Pepperdine University and has been a certified public accountant.

C. Timothy White, 44, has been a director since December 1996, and served as a director of Monterey Homes from February 1995 until December 1996.  Mr. White is a partner in the national law firm of Greenberg Traurig, LLP, where his practice focuses on representation of homebuilders.  Greenberg Traurig provides legal services to Meritage.  From 1989 to October 2002, Mr. White was an attorney with the law firm of Tiffany & Bosco, P.A., which also provided legal services to Meritage.

Richard T. Burke, Sr., 61, was appointed as a director in September 2004.  Mr. Burke is on the Board of Directors of UnitedHealth Group, which he founded, took public in 1984 and served as chairman and chief executive officer until 1988.  From 1995 until 2001, Mr. Burke was the owner and chief executive officer of the Phoenix Coyotes, a National Hockey League team. Mr. Burke is also a director of First Cash Financial Services, Inc.

Gerald W. Haddock, 57, was appointed in January 2005.  Mr. Haddock is the founder of Haddock Enterprises, LLC and formerly served as President and CEO of Crescent Real Estate Equities.  He is currently a Director and Audit Committee Chairman of ENSCO International, Inc., a leading global offshore oil and gas drilling service company listed on the NYSE.  In late 2004, Mr. Haddock joined the Board of Directors of Cano Petroleum, Inc., a Fort Worth-based producer of crude oil and natural gas that specializes in enhanced recovery technology.  He also serves for Baylor University on the Baylor Foundation Board of Directors and serves on the Dean’s Strategic Council for the Graduate Tax Program at New York University.

SECURITY OWNERSHIP BY MANAGEMENT AND PRINCIPAL STOCKHOLDERS

Management.  The following table summarizes, as of March 31, 2005, the number and percentage of outstanding shares of our common stock beneficially owned by the following:

• each Meritage director and nominee for director;

• each executive officer named in the compensation summary under “Executive Compensation”;

• all Meritage directors and executive officers as a group.

The address for our directors and executive officers is c/o Meritage Homes Corporation, 8501 East Princess Drive, Suite 290, Scottsdale, Arizona 85255.  The number of shares includes shares of common stock owned of record by such person’s spouse and minor children and by other related individuals and entities over whose shares of common stock such person has custody, voting control or the power of disposition.

Name Of Beneficial Owner	Position With The Company	Number Of Shares Owned(1)		Right To Acquire By May 31, 2005	Total Beneficial Shares	Percent Of Outstanding Shares

Steven J. Hilton	Director, Co-Chairman and Co-CEO	1,727,194	(2)	236,800	1,963,994	7.2%
John R. Landon	Director, Co-Chairman and Co-CEO	1,715,136		236,800	1,951,936	7.2%
Robert G. Sarver	Director	808,000	(3)	75,000	883,000	3.3%
Raymond Oppel	Director	—		25,000	25,000	*
Peter L. Ax	Director	—		43,000	43,000	*
William G. Campbell	Director	—		7,500	7,500	*
C. Timothy White	Director	1,264		75,000	76,264	*
Richard T. Burke, Sr.	Director	—		—	—	—
Gerald W. Haddock	Director	—		—	—	—
Larry W. Seay	Chief Financial Officer, Vice President and Secretary	12,226		88,800	101,026	*
Richard T. Morgan	Vice President and Treasurer	32,106		30,800	62,906	*

All directors and executive officers as a group (11 persons)		4,295,926		818,700	5,114,626	19.2%

*    Less than 1%.

(1)   The amounts shown include the shares of common stock actually owned as of March 31, 2005, and the shares which the person or group had the right to acquire within 60 days of that date.  In calculating the percentage of ownership, all shares of common stock which the identified person had the right to acquire within 60 days of March 31, 2005 upon exercise of options are considered as outstanding for computing the percentage of the shares owned by that person or group, but are not considered as outstanding for computing the percentage of the shares of stock owned by any other person.

(2)   Shares are held by family trusts.

(3)   Includes 400,000 shares pledged to an unaffiliated third party under a forward-sale contract. Mr. Sarver is deemed to beneficially own 6,000 shares through his spouse and 2,000 shares through a minor child.

Certain Other Beneficial Owners.  Based on filings made under the Securities Exchange Act of 1934, as of March 31, 2005, the only other known beneficial owners of more than 5% of Meritage common stock are shown in the following table:

		Shares Beneficially Owned
Name of Other Beneficial Owners	Address Of Beneficial Owner	Number	Percent

EARNEST Partners, LLC (1)	75 14th Street, Suite 2300, Atlanta, GA 30309	2,057,762	8.0%
FMR Corp. (2)	82 Devonshire Street, Boston, MA 02109	1,486,800	5.8%
HYMF Limited (3)	1 Walker House Mary St., P.O. Box 908 GT, George Town, Grand Cayman (Cayman Islands)	1,666,556	6.5%

(1)   Based solely on Schedule 13G, filed with the SEC on February 14, 2005.  EARNEST Partners, LLC has sole voting power with respect to 1,161,000 shares, shared voting power with respect to 624,162 shares and sole dispositive power with respect to 2,057,762 shares.

(2)   Based solely on Schedule 13G/A, filed with the SEC on February 14, 2005.  FMR Corp. has sole dispositive power with respect to 1,486,800 shares.  The interest of Fidelity Low Priced Stock Fund, an investment company registered under the Investment Company Act of 1940, in Meritage common stock amounted to 1,394,400 shares at December 31, 2004.  The voting of these 1,394,400 shares is carried out under guidelines established by the fund’s Boards of Trustees.

(3)   Based solely on Schedule 13G, filed with the SEC on February 14, 2005.  The shares reported are held in trust accounts for the economic benefit of the beneficiaries of those accounts.  HYMF Limited has sole voting power with respect to 1,533,412 shares and sole dispositive power with respect to 1,666,556 shares.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

The Board of Directors is elected by the stockholders to oversee their interests in the health and overall success of our business.  The Board serves as the ultimate decision-making body of the Company, except for those matters reserved to or shared with our stockholders.  The Board selects and oversees the members of senior management who are charged by the Board with conducting the business of the Company.  Meritage operates within a comprehensive plan of corporate governance for the purpose of defining and setting high standards for ethical conduct.  This plan provides an important framework within which the Board of Directors can pursue the Company’s strategic objectives and ensure long-term stockholder value.

Corporate Governance Principles and Practices

We have adopted Corporate Governance Principles and Practices that define the key elements of our corporate governance framework and philosophy, including:

•      director qualifications,

•      independence criteria,

•      director responsibilities,

•      our committee structure,

•      director access to officers and employees,

•      our philosophy with respect to director compensation,

•      director orientation and continuing education, and

•      our plans with respect to management succession.

Our Corporate Governance Principles and Practices are on our website at www.meritagehomes.com and we will provide a print copy to any stockholder upon request.  These principles are reviewed regularly by the Nominating/Governance Committee and changes are made as appropriate.

Director Qualification and Independence

Determinations regarding the eligibility of director candidates are made by the Nominating/Governance Committee, which considers the candidate’s qualifications as to age, skills, and experience in the context of the needs of the Board of Directors.  The Nominating/Governance Committee also evaluates the independence of each candidate.  Consistent with rules and regulations of the New York Stock Exchange (“NYSE”), at least a majority of the Board of Directors must be independent.

No Director will be deemed to be independent unless the Board of Directors affirmatively determines that the Director has no material relationship with the Company, directly or as an officer, shareowner or partner of an organization that has a relationship with the Company.  The Board observes all criteria established by the NYSE and other governing laws and regulations.  In its annual review of Director independence, the Board of Directors considers all commercial, banking, consulting, legal, accounting, charitable or other business relationships any Director may have with the Company.

As a result of its annual review, the Board of Directors has determined that a majority of Meritage’s Board members are independent.  Our independent directors, identified by an asterisk in the next table, are Peter Ax, Raymond Oppel, William Campbell, Richard Burke and Gerald Haddock.  In making this determination, the Board of Directors evaluated whether there exists any relationships between these individuals and Meritage.  The Board of Directors determined that there does not exist any material relationships between the Company and its independent directors.

Steven Hilton and John Landon are not considered independent because they are employed by the Company and C. Timothy White is not considered independent because he is a partner in a law firm that provides legal services to the Company.

Prior to 2004, Robert Sarver was deemed an independent director.  The Nominating/Governance Committee has continually monitored certain minor relationships between Robert Sarver and Meritage along with relationships between Robert Sarver and our Co-Chairman and Co-CEO’s.  In the past, Robert Sarver and Steven Hilton and John Landon, our Co-Chairman and Co-CEO’s, had certain business relationships unrelated to Meritage.  The Nominating/Governance Committee evaluated these relationships and determined that they did not impair Robert Sarver’s independence because they did not involve Meritage and were insignificant in relation to Mr. Sarver’s net worth.  During 2004, Robert Sarver became the controlling owner of the Phoenix Suns basketball team, in which Messrs. Hilton and Landon purchased minority ownership interests.  This relationship was closely evaluated by the Nominating/Governance Committee because of its significance to Messrs. Sarver, Hilton and Landon and because a pre-existing relationship between the Phoenix Suns and Meritage existed under which Meritage purchases advertising with the Phoenix Suns.  Based on this evaluation, the Nominating/Governance Committee continues to believe that Robert Sarver is independent within the meaning of the NYSE’s rules.  Despite this belief, the Nominating/Governance Committee believes it is in the best interest of Meritage’s stockholders that Robert Sarver not be deemed an independent director.  The Nominating/Governance Committee and the Board of Directors believe that Robert Sarver is an invaluable member of the Board and adds great value because of his business experience.  As such, the Nominating/ Governance Committee has nominated Robert Sarver as a Class II director to serve as an additional non-independent member of the Board.

The Board has also determined that all governance Committees of the Board are composed entirely of independent directors.

The Board and Board Committees

We currently have nine incumbent directors and the following committees: Audit Committee, Executive Compensation Committee and Nominating/Governance Committee.

During 2004, the Board of Directors held eight meetings.  Each director attended all of these meetings and the committee meetings of which he is a member, with the exception of Mr. Oppel who was unable to attend one Audit Committee meeting.  Mr. Burke attended all meetings and the committee meetings of which he is a member from the time he was appointed to the Board in September 2004.  Mr. Haddock joined the Board in January 2005.  Directors are expected to attend the Meritage Annual Meeting of Stockholders.  All directors attended our 2004 annual meeting, which was held on May 12, 2004, with the exception of Mr. Burke and Mr. Haddock, who were not members at that time.

The following table summarizes the current members of our Board of Directors and describes the current members of each of the Committees and the number of meetings held during 2004.

Board of Directors	Audit Committee		Executive Compensation Committee		Nominating/Governance Committee

Steven J. Hilton
John R. Landon
Peter L. Ax* +	X	**	X		X	**
Robert G. Sarver
Raymond Oppel*	X		X	**	X
William G. Campbell*	X		X		X
C. Timothy White
Richard T. Burke, Sr.*	X
Gerald W. Haddock*

Number of Meetings	12		5		6

* Independent Director	X = Member	** = Chair	+ = Lead Independent Director

Audit Committee

The Board of Directors has established an Audit Committee in accordance with the Securities Exchange Act of 1934.  The Audit Committee assists the Board of Directors:

•      in fulfilling its oversight of the integrity of the Company’s financial statements,

•      in determining the Company’s compliance with legal and regulatory requirements,

•      in determining the independent registered public accounting firm’s qualifications and independence, and

•      in evaluating the performance of the Company’s internal audit function and independent registered public accounting firm.

The Audit Committee has the sole authority to appoint or replace the independent registered public accounting firm and approves all audit engagement fees and terms of all significant non-audit engagements with the independent registered public accounting firm in accordance with the pre-approval policies set forth in our Audit Committee charter.  The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from the Company for, outside legal, accounting or other advisors as it deems necessary to carry out its duties.

The Audit Committee operates under a written charter established by the Board.  The charter is available on our website at www.meritagehomes.com and we will provide a print copy to any stockholder upon request.  Each member of the Audit Committee meets the independence requirements of the NYSE and the Securities Exchange Act of 1934, and is financially literate, knowledgeable and qualified to review our financial statements.  The Board of Directors has designated each Peter Ax and William Campbell an “audit committee financial expert.”  Information about Messrs. Ax’s and Campbell’s past business and educational experience is included in their biographies in this Proxy Statement under the caption “Director Information.”

The report of the Audit Committee is included in this Proxy Statement on page 20.

Executive Compensation Committee

The Board of Directors has established an Executive Compensation Committee in accordance with the NYSE’s rules and regulations.  The Executive Compensation Committee reports regularly to the Board of Directors and its responsibilities include:

•      reviewing and approving goals and objectives relative to the compensation of our Co-CEOs, evaluating our Co-CEOs’ performance in light of these goals and approving the compensation of our Co-CEOs,

•      making recommendations to the Board of Directors with regard to non-CEO compensation plans and equity-based plans, and

•      producing a report on executive compensation to be included in our annual Proxy Statement.

The Executive Compensation Committee operates under a written charter, which is available on our website at www.meritagehomes.com.  We will provide a print copy to any stockholder upon request.  Each member of the Executive Compensation Committee meets the independence requirements of the NYSE.  The report of the Executive Compensation Committee is included in this Proxy Statement at page 15.

Nominating/Governance Committee

The Board of Directors has established a Nominating/Governance Committee, which reports directly to the Board of Directors and is responsible for:

•      identifying individuals qualified to become Board members and recommending director nominees for the next annual meeting of stockholders,

•      developing and recommending Corporate Governance Principles and Practices applicable to the Company,

•      leading the Board of Directors in its annual review of the Board’s performance, and

•      recommending nominees for the Executive Compensation Committee and Audit Committee.

The Nominating/Governance Committee has the sole authority to retain and terminate any search firm used to identify director candidates, including sole authority to approve the search firm’s fees and other retention terms.  The Nominating/Governance Committee operates under a written charter, which is available on our website at www.meritagehomes.com.  We will provide a print copy to any stockholder upon request.  Each member of the Nominating/Governance Committee meets the independence requirements of the NYSE.

Director Nomination Process

Stockholder Nominees.  The policy of the Nominating/Governance Committee is to consider properly submitted shareholder nominations for candidates for membership on the Board of Directors as described below.  In evaluating such nominations, the Nominating/Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership qualifications and criteria described below.  Any shareholder nominations proposed for consideration by the Nominating/Governance Committee should include the nominee’s name and qualifications for Board membership and should be submitted to:

Meritage Homes Corporation
8501 E. Princess Drive
Suite 290
Scottsdale, Arizona 85255
Attn:  Corporate Secretary

The Secretary will forward all nominations to the Nominating/Governance Committee.  In addition, the Company’s bylaws permit stockholders to nominate directors for consideration at an annual shareholder meeting.  For a description of the process for submitting such nominations, and the deadline to propose actions for consideration at next year’s annual meeting, please see “Stockholder Proposals” on page 25 of this Proxy Statement.

Director Qualifications.  The Nominating/Governance Committee will evaluate prospective nominees using the standards and qualifications set forth in the Company’s Corporate Governance Principles and Practices.  Prospective nominees should have the highest professional and personal ethics and values, as well as broad experience at the policy-making level in business, government, education or public interest.  They should be committed to enhancing stockholder value and should have sufficient time to devote to carrying out their duties and to provide insight based upon experience, talent, skill and expertise appropriate for the Board.  Each prospective nominee must be willing and able to represent the interests of the stockholders of the Company.

Identifying and Evaluating Nominees for Directors.  The Nominating/Governance Committee utilizes a variety of methods for identifying and evaluating nominees to serve as directors.  The Nominating/Governance Committee assesses the current composition of the Board of Directors, the balance of management and independent directors and the need for Audit Committee expertise in its evaluation of prospective nominees.  In the event that vacancies are anticipated, or otherwise arise, the Nominating/Governance Committee may seek recommendations from current Board members, professional search firms, outside legal, accounting and other advisors, or stockholders in order to locate qualified nominees.  After completing its evaluation, the Nominating/Governance Committee will make a recommendation to the full Board of Directors as to the persons who should be nominated by the Board of Directors, and the Board will determine the nominees after considering such recommendations.

Executive Sessions of Independent Directors

Our Corporate Governance Principles and Practices dictate that the non-management members of the Board of Directors will meet in executive session at least quarterly outside the presence of Directors that are employees or officers of the Company.  The non-management Directors met in executive session several times during 2004 and early 2005.  Peter Ax is the Company’s Lead Independent Director and presides over these executive session meetings.

Code of Ethics

Meritage Homes Corporation is committed to conducting business consistent with the highest ethical and legal standards.  The Board of Directors has adopted a Code of Ethics, which is applicable to all employees, including our Co-CEOs and our Chief Financial Officer.  The Code is available on our website at www.meritagehomes.com and we will provide a print copy to any stockholder upon request.

Communications with the Board of Directors

Interested persons may communicate with the Board of Directors by writing to our Lead Independent Director at the address set forth on page 5.

DIRECTOR COMPENSATION

Non-employee directors received an annual retainer of $42,336 in 2004, plus expenses related to attending Board and Committee meetings.  Mr. Burke, who joined the Board in September, received $16,668 in 2004 director fees.  In 2005, our non-employee directors will receive an annual retainer of $50,000, plus expenses.  Our Lead Independent Director receives $55,000 in addition to his annual retainer.  Non-employee directors receive no additional cash compensation for attending Board or Committee meetings.  In 2004 and 2005, each non-employee director was granted options to acquire 10,000 (split-adjusted) and 5,000 shares of our common stock, respectively.  Non-employee director stock options vest in equal share increments on each of the first two anniversary dates of the date of grant and have an exercise price equal to the closing price of our common stock on the grant date.

EXECUTIVE COMPENSATION

The following table summarizes the compensation we paid in 2004, 2003 and 2002 to our co-chief executive officers and other most highly compensated executive officers who were paid in excess of $100,000 in 2004.

SUMMARY COMPENSATION TABLE

	Annual Compensation					Long-Term Compensation Awards
Name And Principal Position	Year	Salary ($)	Bonus($)		All Other Compensation($) (4)	Securities Underlying Options (#) ((3)
Steven J. Hilton - Co-	2004	$850,000	$4,593,796		93,474	80,000
Chairman and Co-Chief	2003	712,500	2,582,856		61,192	80,000
Executive Officer	2002	425,000	1,935,043		23,026	80,000
John R. Landon - Co-	2004	$850,000	$4,593,796		126,054	80,000
Chairman and Co-Chief	2003	712,500	2,582,856		94,673	80,000
Executive Officer	2002	425,000	1,935,043		58,575	80,000
Larry W. Seay - Chief	2004	$275,625	$1,113,648		35,421	30,000
Financial Officer, Vice	2003	262,019	786,784	(1)	20,144	30,000
President and Secretary	2002	224,678	600,130	(2)	12,937	30,000
Richard T. Morgan – Vice	2004	$175,000	$222,000		9,462	20,000
President and Treasurer	2003	165,000	180,000	(1)	9,200	20,000
	2002	150,000	165,455	(2)	5,811	20,000

(1)               Includes deferred compensation of $46,000 for each Messrs. Seay and Morgan, payable in December 2006.

(2)               Includes deferred compensation of $45,455 for each Messrs. Seay and Morgan, payable in December 2005.  Mr. Morgan also received an award of 152 shares of Meritage stock in 2002.

(3)               Adjusted to reflect a 2-for-1 stock split that occurred in January 2005.

(4)               These amounts represent matching contributions by us to the officers’ accounts under the 401(k) plan, group medical, long-term disability and life insurance plan premiums and automobile allowances paid by us as follows:

Name	Year	401(k) Match	Group, Long-Term Disability And Life Insurance	Vehicle and Other Travel Allowance	Total Other Compensation
Steven J. Hilton	2004	$4,920	$36,109	$52,445	$93,474
	2003	3,553	25,595	32,044	61,192
	2002	3,278	18,735	1,013	23,026
John R. Landon	2004	4,560	51,404	70,090	126,054
	2003	3,125	74,445	17,103	94,673
	2002	3,087	39,816	15,672	58,575
Larry W. Seay	2004	4,920	15,340	15,161	35,421
	2003	3,408	4,436	12,300	20,144
	2002	3,300	3,637	6,000	12,937
Richard T. Morgan	2004	5,290	4,172	—	9,462
	2003	2,715	6,485	—	9,200
	2002	2,475	3,336	—	5,811

OPTION GRANTS IN 2004

The following table lists stock options granted in 2004 to the officers named in the Summary Compensation Table above.  The amounts shown as potential realizable values rely on arbitrarily assumed share price appreciation rates prescribed by the SEC over the five or seven-year term of the options.  In assessing those values, please note that the ultimate value of the options depends on actual future share values and do not necessarily reflect management’s assessment of our future stock price performance and are not intended to indicate our assessment of the value of the options.  Share amounts have been adjusted to reflect a 2-for-1 stock split that occurred in January 2005.

	Individual Grants				Potential Realizable Value
	Number Of Shares Underlying Options	Percent of Total Options Granted to Employees	Exercise Of Base Price	Expiration	At Assumed Annual Rates Of Stock Price Appreciation For Option Term
Name	Granted (#)	In 2004	($/Sh)	Date	5% ($)	10% ($)

Steven J. Hilton	80,000	9.1%	31.31	5/12/11	1,019,705	2,376,347
John R. Landon	80,000	9.1%	31.31	5/12/11	1,019,705	2,376,347
Larry W. Seay	30,000	3.4%	31.31	5/12/11	382,389	891,130
Richard T. Morgan	20,000	2.3%	31.31	5/12/11	254,926	594,087

No options were granted at a below market price in 2004, and we do not have a stock appreciation rights program.

AGGREGATED OPTION EXERCISES IN 2004
AND 2004 YEAR-END OPTION VALUES

The following table lists the number of shares acquired and the value realized as a result of options exercised during 2004 for the listed officers.  The table contains values for “in the money” options, which are those with a positive spread between the exercise price and the December 31, 2004 share price of $56.35.  The values are the difference between the year-end price per share and the exercise price per share, multiplied by the number of applicable shares in the money.  These values may never be realized.  The options may never be exercised, and the value, if any, will depend on the share price on the exercise date.  Share amounts have been adjusted to reflect a 2-for-1 stock split that occurred in January 2005.

	Shares Acquired On	Value	Number Of Securities Underlying Unexercised Options At December 31, 2004 (#)		Value of Unexercised In- The-Money Options At December 31, 2004 ($)
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Steven J. Hilton	—	—	400,800	540,800	16,913,000	20,283,125
John R. Landon	56,710	1,572,625	420,800	540,800	17,985,000	20,283,125
Larry W. Seay	59,600	1,939,276	110,400	218,400	5,085,744	8,485,404
Richard T. Morgan	12,000	320,190	80,800	139,200	3,706,548	5,304,752

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

The following Report of the Executive Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report.

It is the duty of the Executive Compensation Committee to review and determine the salaries and bonuses of Meritage’s Co-CEOs, and to establish the general compensation policies for its executive officers.  The Committee believes that the compensation programs for each Co-CEO and Meritage’s other executive officers should reflect the Company’s performance and the value created for its stockholders, and that compensation programs should support the goals and values of the Company.  In addition, the Executive Compensation Committee administers Meritage’s Annual Incentive Plan.

General Compensation Policy and Philosophy.  The Company’s philosophy is to provide its executive officers with compensation that is based on their individual performances and the financial performance of Meritage.  Compensation is generally comprised of:

•                  a base salary,

•                  performance bonuses designed to reward performance based on financial results, and

•                  stock-based incentives designed to tie the executive officer’s overall compensation to the interests of Meritage’s stockholders by providing rewards to executives if stockholders benefit from stock price appreciation.

The Executive Compensation Committee attempts to set executive compensation at levels that are competitive within the industry.  The Company’s philosophy is to set salaries at the industry medium and provide for the opportunity to earn bonuses at the 75th percentile if the financial goals set by the Board of Directors are met.  Each year we review executive compensation against publicly available information for other homebuilders.  The Committee has reviewed all components of the CEO’s pay and has found them to be in the aggregate reasonable and not excessive.  Periodically, we engage outside consultants to evaluate our compensation programs.

In 2001, the Board of Directors and stockholders approved the Meritage Corporation Incentive Plan (the “Annual Incentive Plan”).  The Annual Incentive Plan provides for annual incentive awards to certain of our key executives.  In determining awards to be made under the Annual Incentive Plan, the Executive Compensation Committee may approve a formula that is based on one or more objective criteria, including performance criteria and performance goals.  Performance criteria must include one or more of the following:  pre- or after-tax earnings, revenue growth, operating income, operating cash flow, return on net assets, return on stockholders’ equity, return on assets, return on capital, share price growth, stockholder returns, gross or net profit margin, earnings per share, price per share and market share, any of which may be measured either in absolute terms or as compared to any incremental increase, or as compared to results of a peer group.  It is our intent that awards made pursuant to the Annual Incentive Plan constitutes “qualified performance-based compensation” satisfying the requirement of Section 162(m) of the Internal Revenue Code (the “Code”).

Compliance with Internal Revenue Code Section 162(m).  Section 162(m) of the Code limits the deductibility of executive compensation paid by publicly held corporations to $1 million for each executive officer named in this Proxy Statement.  The $1 million limitation generally does not apply to compensation that is pursuant to a performance-based plan approved by stockholders.  Our policy is to comply with the requirements of Section 162(m) and maintain deductibility for all executive compensation, except in circumstances where the Executive Compensation Committee concludes on an informed basis that it is in the best interest of Meritage and our stockholders to take actions with regard to the payment of executive compensation which do not qualify for tax deductibility.

CEO Compensation.  Meritage’s two co-chief executive officers, John R. Landon and Steven J. Hilton, were compensated during 2004 pursuant to employment agreements they have with the Company.  Mr. Landon’s and Mr. Hilton’s employment agreements provide for a base salary, a bonus based on company performance and stock options.  Both agreements provide for an annual performance-based bonus.  In 2004, the objective performance criteria used to determine whether our Co-CEOs were entitled to a bonus was based on (i) the achievement of certain budget targets as set by the Executive Compensation Committee and (ii) Meritage’s return on assets and return on equity relative to other peer homebuilder companies.  The Executive Compensation Committee believes that tying compensation to financial performance aligns the interests of executives with those of our stockholders as determined by the Board of Directors.  These agreements expire in December 2005.

The performance bonus criteria in 2004 for each Mr. Landon and Mr. Hilton was based on meeting certain return on asset and return on equity goals.  Based on Meritage’s 2004 financial results, Messrs. Landon and Hilton each exceeded the minimum thresholds to qualify for a performance bonus.  As a result, the Executive Compensation Committee approved the following compensation for Messrs. Landon and Hilton:

•                  an annualized salary of $850,000,

•                  a performance bonus of $4,593,796, and

•                  a grant of 80,000 stock options (split-adjusted) vesting over five years.

The Co-CEOs also participate in various other benefit plans generally available to all Meritage employees, including medical, 401(k) and life insurance plans.

During 2002, the Executive Compensation Committee commissioned a global consulting firm to conduct a study of the Company’s executive compensation.  As a result of this study, new employment agreements with John R. Landon and Steven J. Hilton, Meritage’s Co-CEOs, were approved and entered into in 2003.  These employment agreements, as well as the employment agreement with Larry W. Seay, are described in the following section.

Raymond Oppel – Chairman
Peter L. Ax
William G. Campbell

EMPLOYMENT AGREEMENTS

In 2003, the Executive Compensation Committee approved employment agreements with John R. Landon and Steven J. Hilton, the Company’s Co-CEOs.

General Provisions.  The new employment agreements were entered into in 2003 and expire on December 31, 2005, subject to one-year renewal options.  The agreements provide for an annual base salary of $850,000, increasing to $925,000 commencing January 1, 2005, an annual performance-based bonus, stock options and other benefits.

Performance-Based Bonus.  Our Co-CEOs are entitled to a performance-based bonus if they meet or exceed certain defined performance criteria.  The new employment agreements provide that the bonus is based on earnings before interest, taxes, depreciation and amortization (EBITDA).  The objective performance criteria that will be used to determine whether Messrs. Landon and Hilton are eligible for a bonus is based on Meritage’s return on assets and return on equity relative to other peer homebuilder companies (as determined in accordance with the employment agreements).

Stock Options.  The employment agreements provide for an annual grant to each Co-CEO of options to acquire 40,000 shares of Meritage common stock.  The options vest over five years and the exercise price is equal to the fair market value on the date of grant, or if the options are incentive stock options, 110% of the fair market value of the date of grant.

Other Benefits.  The agreements also entitle Mr. Landon and Mr. Hilton to participate in fringe and other benefits that are regularly provided by Meritage to its senior management, such as health and long-term disability insurance and paid vacation.  In addition, the agreements provide Messrs. Landon and Hilton with:

•                  payments to purchase additional life insurance coverage and disability insurance coverage,

•                  a supplemental savings plan enabling deferred compensation in excess of current 401(k) limitations,

•                  supplemental retirement benefits, and

•                  charter aircraft services and the use of a Company car.

Non-Compete and Severance Provisions.  The employment agreements contain non-compete provisions restricting Messrs. Landon and Hilton from engaging in the homebuilding and home sales business (subject to certain defined exceptions), hiring Meritage’s employees, and soliciting its customers and suppliers for a competing business or otherwise attempting to induce any customer or supplier to discontinue or materially modify its relationship with Meritage.  The non-compete and non-solicitation provisions of Messrs. Landon and Hilton’s employment agreement continue for two years from their date of termination.

If Mr. Landon or Mr. Hilton voluntarily terminates his employment with the Company for any reason or the Company discharges him without cause, the Company will be obligated to pay:

•                  $10 million, in equal monthly installments over a period of two years, which payment represents consideration for consulting, severance and non-competition, and

•                  where the Company discharges him without cause during the last three months of the Company’s fiscal year, a pro rata bonus based on the Company’s performance for that fiscal year.

In addition, in the event the Company discharges either Mr. Landon or Mr. Hilton without cause, any options granted to him after July 1, 2003 shall vest in full.

If Mr. Landon or Mr. Hilton’s employment is terminated by the Company for cause, the Company will be obligated to pay his base salary through the date of termination, but no severance payment or other bonus will otherwise be payable.

Messrs. Landon and Hilton also have stock options that were granted prior to July 1, 2003 that include certain acceleration provisions.  If the Company discharges Mr. Landon or Mr. Hilton without cause, or they resign for good reason, they may exercise any stock options granted prior to the new employment agreements to the extent already vested or to the extent they vest within three months of termination.

The Company also has an employment agreement with Larry W. Seay, its Chief Financial Officer, which will expire on December 31, 2005, subject to a one year renewal option.  Mr. Seay’s agreement is designed to provide for a base salary and an annual bonus based on the achievement of specific performance objectives, which are similar in nature and scope to the performance criteria applied to our Co-Chief Executive Officers.  If Mr. Seay is terminated without cause or he terminates his employment for good reason, he will be entitled to receive:

•                  100% of his base salary and 100% of his average bonus for the previous two fiscal years, which payment represents consideration for consulting, severance and non-competition, and

•                  where the Company discharges him without cause during the last three months of the Company’s fiscal year, a pro rata bonus based on the Company’s performance for that fiscal year.

If Mr. Seay’s employment is terminated as a result of his death or disability, the Company will pay a pro rated amount of his bonus for the year.  In addition, upon such a termination, Mr. Seay’s options shall accelerate and become vested and he will have a period of one year to exercise such options.  If Mr. Seay terminates his employment without good reason or the Company discharges him for cause, then the Company will be obligated to pay his base salary through the date of termination, but no severance payment or bonus will otherwise be payable.  The non-compete provisions of Mr. Seay’s employment agreement last six months from his date of termination and the non-solicitation provisions last one year from his date of termination.

CHANGE OF CONTROL ARRANGEMENTS

We have severance agreements with Messrs. Landon, Hilton, Seay and Morgan.  Under these severance agreements, Messrs. Landon, Hilton and Seay are entitled to a severance payment if his employment is terminated by us without cause within 90 days prior to, or within two years following, a change of control event.  In the case of Mr. Morgan, he is entitled to receive a severance payment if his employment is terminated by us without cause within two years following a change of control event.  In addition, the executive officer is entitled to the severance payment if he terminates his employment for good reason within two years following a change in control event.  The severance payment equals the sum of:

•                  for Messrs. Landon and Hilton, three times the highest of the following (i) his average incentive compensation for the two years prior to the termination of his employment, (ii) his incentive compensation for the year preceding the year in which the change of control occurred or (iii) the incentive compensation he would have been entitled if the year were to end on the day on which the change of control occurs (based on performance up to that date),

•                  for Mr. Seay, two times the highest of the following (i) his average incentive compensation for the two years prior to the termination of his employment, (ii) his incentive compensation for the year preceding the year in which the change of control occurred or (iii) the incentive compensation he would have been entitled if the year were to end on the day on which the change of control occurs (based on performance up to that date), and

•                  for Mr. Morgan, one times the average of the higher of (i) his incentive compensation for the two years prior to the termination of his employment, or (ii) his incentive compensation on the date preceding the change in control.

In addition, each executive will receive continuation of insurance benefits for a period of 24 months following termination of employment and immediate acceleration and vesting of all their stock options.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report.

It is the duty of the Audit Committee to provide independent, objective oversight of Meritage’s accounting functions and internal controls.  The Audit Committee is composed of independent directors as defined by the applicable SEC rules and NYSE listing standards.  The Audit Committee acts under a written charter that sets forth the audit related functions the committee is to perform, a copy of which is located on our website at www. meritagehomes.com.  The audit functions of the Audit Committee are to:

•                  serve as an independent and objective party to monitor Meritage’s financial reporting process and internal controls,

•                  review and appraise the audit efforts of Meritage’s independent registered public accounting firm, and

•                  provide an open avenue of communication among the independent registered public accounting firm, financial and senior management, and the Board of Directors.

The Audit Committee meets with management periodically to consider the adequacy of Meritage’s internal controls and the objectivity of its financial reporting.  We discuss these matters with our independent registered public accounting firm and with appropriate company financial personnel.  We regularly meet privately with the independent registered public accounting firm, which has unrestricted access to the Committee.  We also recommend to the Board the appointment of the independent registered public accounting firm and review periodically their performance and independence from management.  We have considered the provision of additional services by our independent registered public accounting firm and believe that the provision of such additional services does not adversely impact their independence.

Although the Committee reviews Meritage’s financing plans and reports recommendations to the full Board for approval, management has primary responsibility for our financial statements and the overall reporting process, including the Company’s internal controls.  The independent registered public accounting firm audits the annual consolidated financial statements prepared by management, expresses an opinion as to whether those consolidated financial statements fairly present the financial position, results of operations and cash flows of Meritage in conformity with accounting principles generally accepted in the United States of America and discusses with us any issues they believe should be raised with us.

We have reviewed Meritage’s audited consolidated financial statements and met with both management and Deloitte & Touche LLP, our independent registered public accounting firm, to discuss those consolidated financial statements.  Management has represented to us that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.  We have also reviewed, and discussed with management and Deloitte & Touche, management's report and Deloitte & Touche's report and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.  We have received from and discussed with Deloitte & Touche LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).  These items related to that firm’s independence from Meritage.  We also discussed with Deloitte & Touche LLP those matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees, as amended).  Based on these reviews and discussions, we recommended to the Board that Meritage’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

Peter L. Ax - Chairman
Raymond Oppel
William G. Campbell
Richard T. Burke, Sr.

Ratification of Independent Registered Public Accounting Firm

(Proposal No. 2)

The Board of Directors seeks an indication from stockholders of their approval or disapproval of the Audit Committee’s appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for 2005.

Deloitte & Touche LLP was appointed our auditor in 2004 and no relationship exists other than the usual relationship between auditors and clients.

If the appointment of Deloitte & Touche LLP as auditors for 2005 is not approved by stockholders, the adverse vote will be considered a direction to the Audit Committee to consider other auditors for next year.  However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, the appointment in 2005 will stand, unless the Audit Committee finds other good reason for making a change.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

OF “FOR” PROPOSAL NO. 2

PERFORMANCE GRAPH

The following Performance Graph does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information.

The chart below graphs our performance in the form of cumulative total return to stockholders for the past five years.  Our total return is compared to that of the Standard & Poor’s 500 Index, the S&P Small Cap 600 Index, which we are a member of, and the peer group reported in our last Proxy Statement.

The comparison assumes $100 was invested on December 31, 1999 in Meritage common stock and in each of the other indices and assumes reinvestment of dividends.

	As of December 31,
	1999	2000	2001	2002	2003	2004
Meritage Homes Corporation	$100	$342	$471	$619	$1,219	$2,072
S&P 500	100	90	78	60	76	82
S&P Small Cap 600	100	111	117	99	137	166
Peer Group(1)	100	179	280	281	613	782

(1)               The Peer Group consists of the following companies:  Beazer Homes USA, Inc., Hovnanian Enterprises, Inc., MDC Holdings, Inc., Ryland Group, Inc., Toll Brothers, Inc., Standard-Pacific Corporation, Technical Olympic USA, Inc., M/I Schottenstein Homes, Inc., WCI Communities, Inc. and William Lyon Homes.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Executive officers, directors and “beneficial owners” of more than ten percent of our common stock must file initial reports of ownership and changes in ownership with the Securities and Exchange Commission (SEC) under Section 16(a).

SEC regulations require these reporting persons to furnish us with copies of all Forms 3, 4 and 5, and amendments thereto, that they file with the SEC.  Based solely on our review of the copies of such forms furnished to us, or representations that no forms were required, we believe that during 2004 all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since 1997, we have leased office space in Plano, Texas from a Texas partnership owned by John Landon and his spouse.  The lease expires in May 2008.  Rents paid to the partnership were approximately $255,000 in 2004 and $242,000 in 2003.  Scheduled rent payments in 2005 are approximately $267,000.

We paid legal fees of approximately $783,000 in 2004 and $1,032,000 in 2003 to law firms of which C. Timothy White was a partner.

During 2004 and 2003, we chartered an aircraft from a company in which Steven J. Hilton has an ownership interest.  The total amounts paid for the charter service were approximately $246,000 and $202,000, respectively.

In 2004, we entered into a contract with a limited partnership to acquire a parcel of land in Tucson, Arizona.  The purchase price of the land is approximately $4.6 million.  Robert G. Sarver is an officer of one of the parties of the selling entity, in which he has a 3.8% interest.  Also in 2004, we assigned our rights to purchase the first phase of this property with a purchase price of $1.7 million to another publicly-traded builder who closed on the property.  Subsequently, we purchased a portion of the first phase of the property for $2.6 million, which included various development costs relating to the property.  The Company anticipates it will acquire the remainder of this parcel of land over the next 3 years.

For several years we have had an advertising/sponsorship agreement with the National Basketball Association’s Phoenix Suns organization.  During 2004, Robert Sarver became the Controlling Owner and Vice Chairman of the Phoenix Suns, and Steven Hilton and John Landon became minority owners of the team.  In 2004 we paid approximately $250,000 in advertising/sponsorship costs related to the agreement.

One of our directors, Ray Oppel, has a 7.5% limited partnership interest in a joint venture that sells lots to Hammonds Homes, which arrangement was entered into prior to our acquisition of Hammonds.  Mr. Oppel earned approximately $36,600 in 2004 from this joint venture, in which his current investment is less than $40,000.  Mr. Oppel had also invested in various limited partnerships that entered into landbanking transactions with us.  Currently, Mr. Oppel has no limited partnership ownership percentage in these entities and he received no income from them in 2004.  By the end of 2001, Mr. Oppel had discontinued making new investments in landbanking transactions that involved sales to Meritage.

Management believes that the terms and fees negotiated for all transactions listed above are no less favorable than those that could be negotiated in arm’s length transactions.

INDEPENDENT AUDITORS

Deloitte & Touche LLP serves as our principal independent registered public accounting firm.  We expect representatives of Deloitte & Touche LLP to be present at our Annual Meeting to respond to appropriate questions, and they will be given an opportunity to make a statement if they wish to.

The following table presents fees for professional accounting services rendered for the audit of our annual financial statements for 2004 and 2003, and fees billed for other services rendered.

	2004	2003
Audit fees (1)	$1,451,866	$459,089
Audit related fees (2)	18,600	12,000
Audit and audit related fees	1,470,466	471,089
Tax fees (3)	201,797	528,491
Total fees	$1,672,263	$999,580

(1)               Audit fees consisted principally of fees for audit and review services, services related to various SEC filings and related research and the 2004 and 2003 senior note offerings.  Audit fees in 2004 include $907,843 of fees for audit services related to Management’s Annual Report on Internal Control over Financial Reporting.

(2)               Audit related fees consisted of fees related to the audit of our 401(k) Plan.

(3)               Tax fees consisted of fees for income tax consulting and tax (including state and local tax procurement) compliance, including preparation of original and amended state and federal income tax returns, refund claims, and IRS tax audit assistance.

Each year, the Audit Committee approves the annual audit engagement in advance.  The Audit Committee also has established procedures to pre-approve all non-audit services provided by the principal independent registered public accounting firm.  All 2004 non-audit services listed above were pre-approved.

On June 15, 2004, the Audit Committee of the Board of Directors of Meritage Homes Corporation (the “Company”) approved the appointment of Deloitte & Touche LLP (“Deloitte & Touche”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2004, and the dismissal of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm.  This action followed the decision by the Board of Directors of the Company on June 9, 2004, to accept the Audit Committee’s recommendation to change the Company’s auditors for the Company’s fiscal year ending December 31, 2004, effective upon selection of an alternative accounting firm, and to delegate to the audit committee the responsibility of selecting the Company’s auditors for such period from the accounting firms recommended by the audit committee to the Board of Directors.

KPMG’s audit reports on the Company’s financial statements for the two most recent fiscal years, which ended December 31, 2002 and 2003, respectively, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that such reports contained an explanatory paragraph stating that the Company changed its method of accounting for goodwill in 2002.

During the Company’s two most recent fiscal years, which ended December 31, 2002 and 2003, respectively, and the subsequent interim period through June 15, 2004:

(1)          No reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K) occurred (except as noted below).

(2)          The Company did not consult with Deloitte & Touche regarding any of the matters or events described in Item 304(a)(2)(i) and (ii) of Regulation S-K, although we did discuss with Deloitte & Touche (and other firms we interviewed) a number of issues pertaining to their expertise in the homebuilding industry, including their experience in implementing FIN 46R.  The Company did not, however, discuss any particular transaction or the type of audit report that they might issue on our financial statements.

During the Company’s two most recent fiscal years, which ended December 31, 2002 and 2003, respectively, and the subsequent interim period through June 15, 2004, the Company does not believe that there were any disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference to the subject matter of the disagreement in connection with its report.  However, we note the following:

During the first part of 2004, the Company (including its Audit Committee) and KPMG discussed the implementation of the provisions of Financial Accounting Standards Board (FASB) Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities” (FIN 46R).  The Company and KPMG had several discussions at varying levels within KPMG about its interpretations of FIN 46R.

In connection with the Company’s audit for the year ended December 31, 2003, KPMG confirmed to the Company’s Audit Committee, in writing, that there were no disagreements with management on financial accounting and reporting matters that, if not satisfactorily resolved, would have caused a modification of its report on the Company’s consolidated financial statements.  In addition, KPMG did not raise any disagreement with respect to the Company’s Form 10-Q for the quarter ended March 31, 2004, which it reviewed in accordance with SAS 100.

On June 21, 2004, approximately one week after the Company terminated KPMG, KPMG advised the Company that, in its view, the termination of its services, and cessation of discussions over certain issues that were under discussion with the Company at the time, resulted in a reportable disagreement.  Specifically, those issues pertain to information about entity formation, the absorbtion of expected losses and residual returns that a registrant must obtain in order to enable it to perform appropriate evaluations under FIN 46R.  To date, the Company believes that it has implemented FIN 46R in accordance with KPMG’s interpretations.

The Company’s Audit Committee has discussed with KPMG the subject matter relating to the Company’s adoption and implementation of FIN 46R, including the informational requirements necessary to enable the Company to perform appropriate evaluations.  The Company authorized KPMG to respond fully to the inquiries of Deloitte & Touche concerning all matters involving the Company, including our adoption and implementation of FIN 46R.

STOCKHOLDER PROPOSALS

The Board of Directors and Nominating/Governance Committee will consider nominations from stockholders for the class of directors whose terms expire at the year 2006 Annual Meeting.  Nominations must be made in writing to our Secretary, received at least 90 days prior to the 2006 Annual Meeting, and contain sufficient background information concerning the nominee’s qualifications.  Our Corporate Secretary must receive any other stockholder proposals for the 2006 Annual Meeting by December 12, 2005 to be considered for inclusion in our 2006 Proxy Statement.  Proposals to be presented at the 2006 Annual Meeting that are not intended for inclusion in the Proxy Statement must be submitted in accordance with our Bylaws.  A nomination or other proposal will be disregarded if it does not comply with the above procedures.

OTHER MATTERS

The Board of Directors is not aware of any other matters to be presented at the meeting.  If any other business should properly come before the meeting, the proxy holders will vote according to their best judgment.

ELECTRONIC DELIVERY OF FUTURE ANNUAL MEETING MATERIALS

We are offering our stockholders the opportunity to consent to receiving our future proxy materials and annual reports electronically by providing the appropriate information when voting via the Internet.  Electronic delivery could save us a significant portion of the costs associated with printing and mailing annual meeting materials, and we hope that our stockholders find this service convenient and useful.  If you consent and Meritage elects to deliver future proxy materials and/or annual reports to you electronically, then we will send you a notice (either by electronic mail or regular mail) explaining how to access these materials but will not send you paper copies of these materials unless you request them.  We may also choose to send one or more items to you in paper form despite your consent to receive them electronically.  Your consent will be effective until you revoke it by terminating your registration at the website www.InvestorDelivery.com if you hold shares at a brokerage firm or bank participating in the ADP program, or by contacting Mellon Investor Services if you hold shares in your own name.

By consenting to electronic delivery, you are stating to Meritage that you currently have access to the Internet and expect to have access in the future.  If you do not have access to the Internet, or do not expect to have access in the future, please do not consent to electronic delivery because we may rely on your consent and not deliver paper copies of future annual meeting materials.  In addition, if you consent to electronic delivery, you will be responsible for your usual Internet charges (e.g., online fees) in connection with the electronic delivery of the proxy materials and annual report.

Meritage Homes Corporation

Larry W. Seay
Chief Financial Officer, Vice President and Secretary
April 11, 2005

MERITAGE HOMES CORPORATION

ANNUAL MEETING OF STOCKHOLDERS - May 11, 2005

The undersigned hereby appoints each of Steven J. Hilton or John R. Landon as proxies with full power of substitution acting unanimously and voting or if only one is present and voting then that one, to vote the shares of stock of Meritage Homes Corporation, which the undersigned is entitled to vote, at the Annual Meeting of Stockholders to be held at the The Fairmont Scottsdale Princess, 7575 E. Princess Drive, Scottsdale, Arizona 85255 on Wednesday, May 11, 2005 at 9:00 a.m local time, and at any adjournment or adjournments thereof, with all the powers the undersigned would possess if present.

IF YOU RETURN YOUR PROPERLY EXECUTED PROXY, WE WILL VOTE YOUR SHARES AS YOU DIRECT. IF YOU DO NOT SPECIFY ON YOUR PROXY CARD HOW YOU WANT TO VOTE YOUR SHARES, WE WILL VOTE THEM FOR THE ELECTION OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1 AND FOR THE RATIFICATION OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM IN PROPOSAL 2 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

Please mark, sign and date the reverse side and
return the proxy card promptly using the enclosed envelope.

(Continued on reverse side)
Address Change/Comments (Mark the corresponding box on the reverse side)

/\ FOLD AND DETACH HERE /\

						Please Mark Here for Address Change or Comments	☐

SEE REVERSE SIDE

WITHHELD
ELECTION OF DIRECTORS:	FOR	FOR ALL			FOR	AGAINST	ABSTAIN
VOTE FOR nominees listed below	☐	☐	2.	To ratify the Company’s	☐	☐	☐
independent registered public
01 John R. Landon				accounting firm.
02 Robert G. Sarver
03 Peter L. Ax

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED AS YOU SPECIFY ABOVE. IF NO SPECIFIC VOTING DIRECTIONS ARE GIVEN BY YOU, THIS PROXY WILL BE VOTED FOR THE DIRECTOR NOMINEES LISTED AND FOR THE RATIFICATION OF THE COMPANY’S INDEPENDENT REGISTERED ACCOUNTING FIRM IN PROPOSAL 2, AND WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, IN ACCORDANCE WITH THE DISCRETION OF THE APPOINTED PROXY. PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY.

04 C. Timothy White
05 Gerald W. Haddock
06 Richard T. Burke, Sr.

WITHHELD FOR: (Write that nominee’s name in the space
provided below.)

Signature	Signature	Date

Please sign exactly as name(s) appear herein.  If acting as an executor, administrator, trustee, custodian, guardian, etc., you should so indicate in signing.  If the stockholder is a corporation, please sign the full corporate name, by a duly authorized officer.  If shares are held jointly, each stockholder named should sign.

/\ FOLD AND DETACH HERE /\

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.proxyvoting.com/mth		1-866-540-5760		Mark, sign and date
Use the internet to vote your proxy.		Use any touch-tone telephone to		your proxy card and
Have your proxy card in hand when	OR	vote your proxy. Have your proxy	OR	return it in the
you access the web site.		card in hand when you call.		enclosed postage-paid
envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.